UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2009

AXT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24085	94-3031310
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4281 Technology Drive

Fremont, California  94538

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (510) 683-5900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)           Appointment of Chief Executive Officer

On July 20, 2009, AXT, Inc. (the “Company”) announced that it has appointed Dr. Morris S. Young as Chief Executive Officer, effective July 16, 2009.  Dr. Young fills the vacancy created by the March 2009 departure of Dr. Philip C.S. Yin as the Company’s chief executive officer.

Dr. Young co-founded AXT in 1986 and served as its chief executive officer from 1989 to 2004.  He has been a director of AXT since 1989 and held the position of chairman of the Board from 1998 to 2004.  From 1985 to 1989, Young was a physicist at Lawrence Livermore National Laboratory. He holds a B.S. degree in metallurgical engineering from National Cheng Kung University, Taiwan, a M.S. degree in metallurgy from Syracuse University, and a Ph.D. in metallurgy from Polytechnic Institute of New York University.

In connection with this appointment, the Company has entered into an offer of employment (the “Offer Letter”) with Dr. Young dated July 16, 2009.  Pursuant to the Offer Letter, Dr. Young shall be employed as Chief Executive Officer of the Company at a salary of $300,000 per annum.  Dr. Young shall be eligible to participate in the executive bonus plan approved by the compensation committee at a target annual bonus of $180,000, and has been granted options to purchase 300,000 shares of common stock of the Company (the “Options”).  The Options shall vest over four years at the rate of 25% on the one year anniversary of the date of grant, and thereafter in equal monthly installments at the rate of 1/48th per month over the remaining 36 months.  Under the terms of the Offer Letter, if Dr. Young’s employment is terminated without cause, or if Dr. Young terminates his employment as a result of a defined constructive termination, he shall be eligible to receive continuing payment of his last base salary for twelve months and health insurance benefits for twenty-four months after such termination. The terms of the Options provide that in the event of a change in our control, followed by the termination of Dr. Young’s employment, the vesting and exercisability of the Options will accelerate such that the Options will become immediately exercisable and vested in full as of the date of such termination.

Dr. Young continues to serve as a member of the Board of Directors of the Company but will no longer be eligible for compensation for his services as a director.

A copy of the Offer Letter is attached hereto as Exhibit 99.1, and a copy of the press release dated July 20, 2009 announcing this action is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

99.1                           Offer Letter dated July 16, 2009 between AXT, Inc. and Dr. Morris S. Young.

99.2                           Press release dated July 20, 2009, announcing the appointment of a new Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXT, INC.

Date: July 20, 2009	By:	/s/ WILSON W. CHEUNG
Wilson W. Cheung
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Offer Letter dated July 16, 2009 between AXT, Inc. and Dr. Morris S. Young.

99.2	Press release dated July 20, 2009, announcing the appointment of a new Chief Executive Officer.